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                           KIRKPATRICK & LOCKHART LLP
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                         1800 Massachusetts Avenue, N.W.
                                    2nd Floor
                           Washington, D.C. 20036-1800

                            Telephone (202) 778-9000
                            Facsimile (202) 778-9100

                                January 16, 1998


V-ONE Corporation
20250 Century Boulevard, Suite 300
Germantown, MD  20874

            Re:   V-ONE Corporation
                  Registration Statement on Form S-3
                  Registration Number 333-43795

Ladies/Gentlemen:

      We have acted as counsel to V-ONE Corporation, a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3, Registration Number 333-43795 ("Registration Statement"), under the Securities Act of 1933, as amended, covering the resale of 3,543,040 shares of Common Stock, $0.001 par value per share ("Common Stock"), of the Corporation issuable in connection with the Corporation's Series A Convertible Preferred Stock and warrants to purchase Common Stock issued and to be issued to Advantage Fund II Ltd.; Common Stock issuable in connection with warrants to purchase Common Stock issued to Wharton Capital Partners, Ltd., Dennis Rush and JMI Equity Fund II, L.P. and 849,041 shares of Common Stock held by Bryan T. Vanas, Stanley Shapiro, Burnett H. Moody, Norman D. Fine, Golden Eagle Partners, the Shapiro Family Trust, Joseph and Rosa Lupo, the Lee DeVisser Trusts, Lewis M. Schott, John J. Egan IV, Steven
A. Cohen and Kenneth Lissak (collectively, Bryan T. Vanas, Stanley Shapiro, Burnett H. Moody, Norman D. Fine, Golden Eagle Partners, the Shapiro Family Trust, Joseph and Rosa Lupo, the Lee DeVisser Trusts, Lewis M. Schott, John J. Egan IV, Steven A. Cohen and Kenneth Lissak are referred to herein as the "Holders").

      We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to

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V-ONE Corporation
January 16, 1998
Page 2


such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

      Based on the foregoing, we are of the opinion that each of the 2,693,999 shares of Common Stock, when issued in accordance with the terms of (i) the Certificate of Designations of Series A Convertible Preferred Stock of V-ONE Corporation, (ii) the Common Stock Purchase Warrant dated January 5, 1998 to purchase 48,000 shares of Common Stock issued by the Corporation to Wharton Capital Partners, Ltd., (iii) the Common Stock Purchase Warrant dated January 5, 1998 to purchase 12,000 shares of Common Stock issued by the Corporation to Dennis Rush, (iv) the Common Stock Purchase Warrant dated as of June 18, 1996 issued by the Corporation to JMI Equity Fund, II, L.P. ("JMI"), which originally entitled JMI to purchase 400,000 shares of Common Stock, as the case may be, will be, and the 849,041 shares of Common Stock held by the Holders are, duly and validly issued, fully paid and nonassessable.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                   Sincerely,


                                    /s/ Kirkpatrick & Lockhart LLP
                                    KIRKPATRICK & LOCKHART LLP